Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catalyst Pharmaceutical Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0837053
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

355 Alhambra Circle

Suite 1500

Coral Gables, Florida 33134

(Address of Principal Executive Offices)

(Zip Code)

2006 Stock Incentive Plan

(Full Title of the Plan)

Patrick J. McEnany

355 Alhambra Circle, Suite 1500

Coral Gables, Florida 33134

(Name and Address of Agent for Service)

With a copy to:

Philip B. Schwartz, Esq.

Andrew E. Schwartz, Esq.

Akerman Senterfitt

350 East Las Olas Boulevard, Suite 1600

Fort Lauderdale, Florida 33301

(954) 463-2700

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	1,500,000	$1.47 (3)	$ 2,205,000	$252.69

(1)	This Registration Statement covers 1,500,000 additional shares of common stock, par value $0.001 per share, of Catalyst Pharmaceutical Partners, Inc. (the “Registrant”) available for issuance pursuant to awards under the Registrant’s 2006 Stock Incentive Plan (the “Plan”). This Registration Statement also covers any additional shares of common stock of the Registrant that may become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on June 2, 2008 (Registration No. 333-151367) for the existing securities under the Plan.
(3)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the high and low selling prices per share of common stock of the Registrant on August 13, 2012 as reported on the Nasdaq Capital Market.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (Registration No. 333-151367) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 1,500,000 shares of common stock, par value $0.001 per share, of Catalyst Pharmaceutical Partners, Inc. which may be awarded under the Catalyst Pharmaceutical Partners, Inc. 2006 Stock Incentive Plan pursuant to an amendment of such plan authorized by the Shareholders of the Registrant on May 20, 2011 and June 1, 2012.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The contents of the Registration Statement previously filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2008 by Catalyst Pharmaceutical Partners, Inc. (the “Registrant”) are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Registrant are incorporated herein by reference:

The following documents filed with the SEC are incorporated by reference in this prospectus:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on March 30, 2012;

2.	The Registrant’s Proxy Statement for its Annual Meeting of Shareholders held on June 1, 2012, filed with the Commission on April 17, 2012;

3.	The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012, filed with the Commission on May 15, 2012;

4.	The Registrant’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2012, filed with the Commission on August 14, 2012;

5.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 13, 2012, April 2, 2012, May 16, 2012, May 22, 2012, May 29, 2012, June 5, 2012, June 21, 2012, July 12, 2012 and August 3, 2012;

6.	The Registrant’s description of its common stock contained in its Registration Statement on Form 8-A, filed with the Commission on September 29, 2006, along with Amendment No. 1 thereto, filed with the Commission on October 18, 2006; and

7.	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, from the date of filing of such documents, before the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may obtain a copy of any of these documents at no cost by requesting them from us or by writing or calling: Catalyst Pharmaceutical Partners, Inc., 355 Alhambra Circle, Suite 1500, Coral Gables, Florida, 33134, Attn: Investor Relations, by calling (305) 529-2522, or from our website, www.catalystpharma.com.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Akerman Senterfitt.

10.1	Catalyst Pharmaceutical Partners, Inc. 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1, filed on July 25, 2007).

10.2	Amendment No. 1 to Catalyst Pharmaceutical Partners, Inc. 2006 Stock Incentive Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Form DEF 14A filed with the Commission on April 11, 2011)

10.3	Amendment No. 2 to Catalyst Pharmaceutical Partners, Inc. 2006 Stock Incentive Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Form DEF 14A filed with the Commission on April 17, 2012)

23.1	Consent of Grant Thornton LLP

23.2	Consent of Akerman Senterfitt (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Catalyst Pharmaceutical Partners, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 15, 2012.

CATALYST PHARMACEUTICAL PARTNERS, INC.

By:	/s/ Patrick J. McEnany
Patrick J. McEnany, Chairman,
President and CEO

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes Patrick J. McEnany as his or her lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Patrick J. McEnany	Chairman of the Board of Directors, President and Chief	August 15, 2012
Patrick J. McEnany	Executive Officer (Principal Executive Officer)

/s/ Alicia Grande	Vice President, Treasurer and	August 15, 2012
Alicia Grande	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Hubert E. Huckel, M.D.	Director	August 15, 2012
Hubert E. Huckel, M.D.

/s/ Charles B. O’Keeffe	Director	August 15, 2012
Charles B. O’Keeffe

Signature	Title	Date

/s/ Philip H. Coelho	Director	August 15, 2012
Philip H. Coelho

/s/ David S. Tierney, M.D.	Director	August 15, 2012
David S. Tierney, M.D.

/s/ Milton J. Wallace	Director	August 15, 2012
Milton J. Wallace